Exhibit 99.1

EMSC News- for Immediate Release

Contact:	Deborah Hileman
(303) 495-1210
Deborah.Hileman@emsc.net

Emergency Medical Services Acquires Ambulance Providers
in Atlanta, Dallas and Arizona

Greenwood Village, CO—(September 25, 2007)—Emergency Medical Services Corporation (NYSE: EMS) (the “Company”) today announced two recent acquisitions of ambulance providers.  The Company’s American Medical Response (AMR) subsidiary has acquired certain ground ambulance assets of Lifeguard Transportation Service, Inc., in Atlanta and Dallas.  The acquired services will join current AMR operations in those cities. The transaction was completed on September 20, and is expected to contribute approximately $5.8 million in annual revenue and 18,100 transports. Lifeguard Transportation Service, Inc. is based in Pensacola, Fla.

The Company also announced the acquisition of River Medical, Inc., based in Lake Havasu City, Ariz. River Medical is the exclusive provider of emergency and non-emergency ambulance transportation services to Lake Havasu City and La Paz and Mohave Counties in western Arizona.  The purchase agreement was entered into on September 21 and the transaction is expected to close in 60-90 days, subject to customary closing conditions and regulatory approval. Upon completion of the transaction, River Medical will become a wholly-owned subsidiary of AMR and will continue to operate under the River Medical brand.

 The Company anticipates that the acquisition will contribute approximately $8.5 million in annual revenue and 12,300 transports.

William A. Sanger, EMSC Chairman and Chief Executive Officer, said, “These acquisitions further support our strategy to both grow in current markets, and to expand into new markets which we believe have strong growth potential. We are especially pleased to be entering the Arizona market, which boasts some of the fastest growing communities in the country. River Medical, a strong and well-managed company, will serve as an excellent platform for expansion of our ambulance services in Arizona.”

About Emergency Medical Services Corporation

Emergency Medical Services Corporation (EMSC) is a leading provider of emergency medical services in the United States. EMSC operates two business segments: American Medical Response, Inc. (AMR), the Company’s healthcare transportation services segment, and EmCare Holdings, Inc. (EmCare), the Company’s emergency department and hospital-based management

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services segment. AMR is the leading provider of ambulance services in the United States. EmCare is the nation’s leading provider of outsourced emergency department staffing and related management services. In 2006, EMSC provided services to 10 million patients in more than 2,000 communities nationwide. EMSC is headquartered in Greenwood Village, Colorado.

About American Medical Response

American Medical Response Inc., (www.amr.net) America’s leading provider of medical transportation, is locally operated in 37 states and the District of Columbia. More than 18,500 AMR paramedics, EMTs and other professionals transport more than four million patients nationwide each year in critical, emergency and non-emergency situations. Operating a fleet of approximately 4,500 vehicles, AMR is headquartered in Greenwood Village, CO.

Forward-Looking Statements

Certain statements and information herein may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Any forward-looking statements herein are made as of the date of this press release, and EMSC undertakes no duty to update or revise any such statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in EMSC’s filings with the SEC from time to time, including in the section entitled “Risk Factors” in the Company’s most recent Form 10-K. Among the factors that could cause future results to differ    materially from those provided in this press release are: the impact on our revenue of changes in transport volume, mix of insured and uninsured patients, and third party reimbursement rates; potential penalties or changes to our operations if we fail to comply with extensive and complex government regulation of our industry; and the loss of existing contracts and the accuracy of our assessment of costs under new contracts.

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